UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2026
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SENTI BIOSCIENCES, INC.
(Exact name of Registrant as specified in its charter)
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Delaware	001-40440	86-2437900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2 Corporate Drive, First Floor
South San Francisco, California 94080
(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code: (650) 239-2030

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SNTI	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 – Entry into a Material Definitive Agreement.

Lease Amendment
On March 17, 2026, Senti Biosciences, Inc. (the “Company”) entered into a First Amendment to Lease (the “Lease Amendment”), which amended that certain Research and Development and Laboratory Lease Agreement dated June 3, 2021 (the “Original Lease Agreement” and the Original Lease Agreement as amended by the Lease Amendment, the “Amended Lease”) by and between the Company and 1430 South Loop Owner, LLC (the “Landlord”) for the Company’s premises located at 1430 Harbor Bay Parkway, Alameda, California.
Pursuant to the Lease Amendment, which is effective as of September 1, 2025 (the “Effective Date”), the Company has agreed to a reduction of the leased premises from approximately 91,910 rentable square feet to approximately 45,955 rentable square feet as of the Effective Date.
As of the Effective Date, the Lease Amendment reduces the monthly base rent under the Amended Lease for the remaining premises to $188,311 from September 1, 2025 through July 31, 2026, $193,960 from August 1, 2026 through July 31, 2027, $252,752 from August 1, 2027 through July 31, 2028, $260,336 from August 1, 2028 through July 31, 2029, $268,145 from August 1, 2029 through July 31, 2030, $276,189 from August 1, 2030 through July 31, 2031, $284,475 from August 1, 2031 through July 31, 2032, and $293,010 from August 1, 2032 through August 31, 2032 (together the “Rent Reduction”). The Company’s proportionate share of operating expenses and taxes was reduced to 50% as of the Effective Date; however, the Company will continue to be responsible for 100% of utilities for the building until the surrendered space is re-let to a third party.
In connection with the Lease Amendment, the Landlord is entitled to draw $2.0 million from the Company’s existing $2.76 million letter of credit as consideration for the Rent Reduction, after which the required letter of credit amount for the remainder of the lease term will be reduced to $760,000.
Sublease Amendment
On March 17, 2026, the Company entered into a First Amendment to Sublease (the “Sublease Amendment”), which amended and restated that certain Sublease Agreement dated August 7, 2023 (the “Original Sublease Agreement” and the Original Sublease Agreement as amended by the Sublease Amendment, the “Amended Sublease”) by and between the Company, as sublandlord, and GeneFab, LLC (“GeneFab”) as subtenant.
Pursuant to the Sublease Amendment, which was effective as of the Effective Date, the subleased premises were reduced to approximately 45,955 rentable square feet as of the Effective Date. The Sublease Amendment revised the base rent, operating expenses, taxes and utilities owed by GeneFab under the Amended Sublease to equal the amounts owed by the Company under the Amended Lease. In addition, GeneFab agreed to pay the Reduction Fee (as defined below) to the Landlord pursuant to the terms and conditions of the Consent Amendment (as defined below).
Landlord Consent
In connection with Lease Amendment and the Sublease Amendment, on March 17, 2026, the Company entered into a First Amendment to Landlord’s Consent to Sublease (the “Consent Amendment”) among the Company, the Landlord and GeneFab, which was effective as of the Effective Date. Pursuant to the Consent Amendment, the Landlord consented to the Sublease Amendment in consideration for the payment by the Company or GeneFab of $1.0 million to the Landlord (the “Reduction Fee”).
Letter Agreement
In connection with Lease Amendment, the Sublease Amendment and the Consent Amendment, on March 17, 2026, the Company entered into a letter agreement with GeneFab (the “Letter Agreement”), effective as of the Effective Date. The Letter Agreement provides, among other things, that the outstanding base rent of $1,374,005 owed by GeneFab to the Company may be satisfied, in whole or in part, through a cash prepayment credit to be applied toward work or services to be performed by GeneFab for the Company under a separate arrangement, that the Company may access such prepayment credit as of the Effective Date and that any unpaid portion must be paid in immediately available funds by September 1, 2026.

The Letter Agreement further provides that, if the Landlord draws $2.0 million on the Company’s letter of credit as contemplated by the Lease Amendment, the Company may access an equivalent amount as a prepayment credit to be applied toward GeneFab’s performance beginning September 1, 2026. GeneFab’s failure to perform its obligations with respect to the outstanding rent or the $2.0 million amount constitutes an immediate event of default under the Amended Sublease, and that the Letter Agreement terminates automatically once the applicable prepayment credit has been fully applied.
The foregoing descriptions of the Lease Amendment, the Sublease Amendment, the Consent Amendment and the Letter Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each such agreement, copies of which the Company expects to file as exhibits to its quarterly report on Form 10-Q for the quarter ended March 31, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTI BIOSCIENCES, INC.

Date:	March 19, 2026	By:	/s/ Timothy Lu
		Name:	Timothy Lu, M.D., Ph.D.
		Title:	Chief Executive Officer and President